EXHIBIT 10.30

STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT (the “Agreement”) made as of [ ], 2014 by and between SAFETY QUICK LIGHTING & FANS CORP, a Florida corporation (the “Company”), and [ ] (the “Optionee”).

WITNESSETH:

WHEREAS, the Board of Directors of the Company previously awarded certain options (the “Options”), to purchase shares of common stock, no par value, of the Company (the “Common Stock”), to the Optionee for its services as a member of the Board of Directors of the Company; and

WHEREAS, the grant of the Options was not previously documented by the Company; and

WHEREAS, the Company has determined that Optionee is eligible to receive the Options in accordance with the terms and provisions hereof.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereby agree as follows:

SECTION 1. GRANT OF OPTION

1.1 Grant of Stock Option. Subject to the terms and conditions set forth in this Agreement, the Company hereby grants to the Optionee the Option, whereby the Optionee may purchase from the Company, during the period set forth in Section 1.2 below, [ ] ([ ]) shares of Common Stock ("Option Shares") at the price of ($0.375) per share (the "Exercise Price") in accordance with the terms of this Agreement. The Option hereby granted shall expire unless the Optionee signs and returns this Agreement to the Company promptly after delivery to the Optionee.

1.2 Term. This Option commenced on the [ ], 2013 (the “Grant Date”) of this Agreement and shall terminate in accordance with the provisions of Section 1.4.

1.3 Vesting of Option Shares.

(a) The right to purchase the Option Shares under this Option shall vest to the Optionee on [ ], 2014; provided, however, if any person (as the term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of the Common Stock representing more than 50% of the Company s outstanding Common Stock, or rights to acquire such Common Stock, then this Option shall vest immediately upon such occurrence.

(b) Notwithstanding the foregoing, it shall be a condition to the vesting of the right to purchase any Option Shares that the Optionee continues to be employed or otherwise retained by the Company as of each relevant vesting date.

(c) Unless otherwise determined by the Board of Directors of the Company, the right to purchase any Option Shares which shall not have vested pursuant to this Section 1.3 shall terminate immediately upon termination of the Optionee’s employment with or retention by the Company.

1.4 Duration of the Option. The right to purchase any Option Shares which shall have vested pursuant to Section 1.3 shall be effective during the period commencing on the date of such vesting and ending on the earliest to occur of:

(a) the fifth anniversary of the Grant Date (the "Option Term Date");

(b) the date all Option Shares are purchased pursuant to this Agreement; and

(c) thirty (30) days following the date of the termination of Optionee's employment with or retention by the Company, provided, however, if such termination occurs by reason of Optionee's death or permanent disability (such permanent disability as determined by a physician reasonably satisfactory to the Company), such period shall be extended to three (3) months following the date of such event. In no event, however, shall any such period extend beyond the Option Term Date.

SECTION 2. EXERCISE OF OPTION

2.1 Exercise of Option. The Option shall be exercised in accordance with the following provisions:

(a) The Option may be exercised only by written notice of exercise to the Company setting forth the number of shares of Common Stock to be issued upon exercise and signed by the Optionee and received by the Chief Executive Officer of the Company, or other authorized representative of the Company, prior to the termination of the Option as set forth in Section 1 above, accompanied by full payment of the Exercise Price for the number of shares of Common Stock being purchased in a form permitted under Section 2.2 below. The Option may not be exercised for fractional Shares or for less than one hundred (100) Shares unless that is all of the shares covered by the Option.

(b) At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee shall make adequate provision for the federal and state tax withholding obligations of the Company, if any, which arise in connection with the Option, including, without limitation, obligations arising upon (i) the exercise, in whole or in part, of the Option, (ii) the transfer, in whole or in part, of any Option Shares, or (iii) the operation of any law or regulation providing for the imputation of interest.

(c) On the exercise date specified in the Optionee's notice or as soon thereafter as is reasonably practicable, the Company shall cause to be delivered to the Optionee a certificate or certificates for the Option Shares then being purchased (out of theretofore unissued shares of Common Stock or reacquired shares of Common Stock, as the Company may elect) upon full payment for such Option Shares. The obligation of the Company to deliver the Option Shares shall, however, be subject to the condition that if at any time the Board of Directors of the Company shall determine in its discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Option Shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors of the Company. Certificates evidencing any Option Shares may contain a legend in a form deemed appropriate by the Company with respect to transfer restrictions imposed by applicable securities laws and referring to the transfer restrictions under this Agreement.

2.2 Method of Payment. Payment of the Exercise Price shall be by any of the following, or in combination thereof, at the election of the Optionee:

(a) cash; or

(b) certified or bank cashier's check.

SECTION 3. RESTRICTIONS ON OPTIONS AND OPTION SHARES

3.1 Non-Transferability of Option. During the Optionee's lifetime, the Option hereunder shall be exercisable only by the Optionee or any guardian or legal representative of the Optionee, and the Option shall not be transferable except, in case of the death of the Optionee, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. In the event of (a) any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Optionee and it shall thereupon become null and void.

3.2 Effect of Change in Stock Subject to the Option. In the event of certain corporate events such as stock splits, the Board of Directors of the Company may increase or decrease the number of Option Shares, change the kind of shares available under the Option and/or increase or decrease the Exercise Price of the Option in order to preserve the benefits or potential benefits intended to be made available hereunder.

3.3 Rights as a Stockholder. The Optionee shall have no rights as a shareholder with respect to any shares of Common Stock covered by the Option until the date of the issuance of a certificate or certificates for the shares for which the Option has been exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate or certificates are issued, except as provided in Section 3.2.

3.4 Refusal to Register. The Company shall not be required (a) to transfer on its books any Options Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (b) to treat as owner of such Option Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.

3.5 Restrictions Binding on Transferees. All permitted transferees of Option Shares or any interest therein will receive and hold such shares or interest subject to the provisions of this Agreement.

SECTION 4. MISCELLANEOUS

4.1 Binding Effect. Except as otherwise provided herein, this Agreement shall inure to the benefit of the successors and assigns of the Company and be binding upon the Optionee and the Optionee's heirs, executors, administrators, successors and assigns.

4.2 Termination or Amendment. The Board of Directors of the Company may amend this Option at any time, provided, however, that no such amendment may adversely affect the Option or any unexercised portion thereof without the consent of the Optionee.

4.3 Optionee’s Relationship with the Company. Nothing in this Agreement shall be construed as constituting a commitment, guaranty, agreement, or understanding of any kind or nature that the Company shall continue to retain the Optionee in any capacity, nor shall this Agreement affect in any way the right of the Company to terminate its relationship with the Optionee at any time and for any reason. Any change of the Optionee's duties to the Company shall not result in a modification of the terms of this Agreement.

4.4 Legends. The Company and the Optionee agree that, to the extent applicable, unless and until registered under the Securities Act of 1933, as amended (the “Act”), which registration remains effective, all shares of Common Stock acquired by the Optionee upon exercise of the Option, may be stamped or otherwise imprinted with legends in substantially the following form:

(a) THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF ANY EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

4.5 Integrated Agreement. This Agreement constitutes the entire understanding and agreement of the Optionee and the Company with respect to the subject matter contained herein and therein, and there are no agreements, understandings, restrictions, representations, or warranties among the Optionee and the Company other than those as set forth or provided for herein and therein. To the extent contemplated herein and therein, the provisions of this Agreement shall survive any exercise of the Option and shall remain in full force and effect.

4.6 Applicable Law. This Agreement shall be governed by the laws of the State of New York.

4.7 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

4.8 Notices. Any and all notices provided for in this Agreement shall be addressed: (a) if to the Company, to the principal executive office of the Company; and (b) if to the Optionee, to the address of the Optionee as reflected on the records of the Company. Notices shall be deemed delivered upon the earlier to occur of (i) receipt by the party to whom such notice is directed; (ii) if sent by facsimile machine, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) such notice is sent if sent (as evidenced by the facsimile confirmed receipt) prior to 5:00 p.m. and, if sent after 5:00 p.m. on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) after which such notice is sent; (iii) on the first business day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the commercial carrier if sent by commercial overnight delivery service; or (iv) the fifth (5th) day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following deposit thereof with the U.S. Postal Service as aforesaid. Each party, by notice duly given in accordance herewith, may specify a different address for the giving of any notice hereunder.

4. 9 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and each provision of this Agreement shall be enforced to the fullest extent permitted by law.

4.10 Investment Representation. Subject to the availability of an effective registration statement under the Act, the Optionee represents and warrants that the Optionee is acquiring the Option and shares of Common Stock issuable upon exercise thereof for the Optionee's own account as an investment and not with a view toward the sale or distribution thereof.

4.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together constitute one agreement.

[signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Stock Option Agreement as of the day and year first above written.

COMPANY:

SAFETY QUICK LIGHTING & FANS CORP

By: _______________________________

James R. Hills

President and CEO

OPTIONEE:

By: _______________________________

Name: _____________________________

Title: ______________________________

Address:

__________________________________

__________________________________

__________________________________

Number of Option Shares: [ ]

Exercise Price per Share: $0.375